Consent of Independent Registered Public Accounting Firm

The Board of Directors
China-Biotics, Inc.
No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3/A of our reports dated July 14, 2009 relating to the consolidated financial statements and schedules included in China-Biotics, Inc.’s Form 10-K for the year ended March 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ BDO Limited

BDO Limited

Hong Kong, August 24, 2009